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                                                                    EXHIBIT 23.6

                   CONSENT OF MERRILL LYNCH, PIERCE, FENNER &
                               SMITH INCORPORATED


     We consent to the use of Annex H, containing our opinion letter dated May 13, 1997 to the Board of Directors of National-Oilwell, Inc. ("National-Oilwell"), in the Joint Proxy Statement constituting a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 relating to the combination of National-Oilwell and Dreco Energy Services Ltd. and to the reference to our firm name under the headings "SUMMARY" and "THE TRANSACTION" in the Joint Proxy Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of Post-Effective Amendment No. 1 to the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Commission promulgated thereunder.


                                          Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated

Houston, Texas

August 21, 1997